UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 15, 2014
(Date of earliest event reported)

PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual Meeting of Stockholders was held on October 15, 2014.

(b)
There were present at the meeting, either in person or by proxy, holders of 320,845,994 common shares. Stockholders elected the nine nominees, constituting our entire Board of Directors, to hold office until the next Annual Meeting of Stockholders in 2015; approved the advisory vote on named executive officer compensation; and ratified the selection of our independent registered public accounting firm.

Results of stockholder voting are as follows:

Election of Directors	For	Against	Abstain	Broker Non-Votes
B. Thomas Golisano	256,340,479	2,744,966	814,907	60,945,642
Joseph G. Doody	257,052,878	1,991,656	855,818	60,945,642
David J. S. Flaschen	248,919,700	10,004,982	975,670	60,945,642
Phillip Horsley	250,426,065	8,597,093	877,194	60,945,642
Grant M. Inman	241,519,180	17,401,071	980,101	60,945,642
Pamela A. Joseph	257,452,157	1,623,655	824,540	60,945,642
Martin Mucci	256,742,236	2,320,720	837,396	60,945,642
Joseph M. Tucci	246,372,881	12,677,505	849,966	60,945,642
Joseph M. Velli	250,593,617	8,421,183	885,552	60,945,642

	For	Against	Abstain	Broker Non-Votes
Advisory Vote To Approve Named Executive Officer Compensation	241,732,762	16,414,269	1,753,321	60,945,642

	For	Against	Abstain
Ratification of Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	319,020,001	808,253	1,017,740

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	October 20, 2014	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	October 20, 2014	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer